The Target Portfolio Trust
For the semi-annual period ended 10/31/10
File number 811-07064


					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Target Portfolio Trust - Target
Conservative Allocation Fund (Eagle sleeve),

1.   Name of Issuer:  Oasis Petroleum

2.   Date of Purchase:  June 16, 2010

3.   Number of Securities Purchased:  1,040

4.   Dollar Amount of Purchase:  $14,560

5.   Price Per Unit:  $14.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      from whom purchased: UBS

7. Other Members of the Underwriting Syndicate: Morgan Stanley & co. Inc, UBS Securities, Simmons & company International, J.P. Morgan Securities Inc., Tudor, Pickering, Hold & Co. Securities, Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp., Canaccord Genuity, Inc., Johnson Rice & Company LLC, Morgan Keegan & company, Inc. Raymond James & Associates, Inc., RBC Capital Markets Corporation, Scotia Capital (USA) Inc.


The Target Portfolio Trust
For the semi-annual period ended 6/30/10
File number 811-07064


					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Target Portfolio Trust - Target Growth
Allocation Fund (Eagle sleeve),

1.   Name of Issuer:  Oasis Petroleum

2.   Date of Purchase:  June 16, 2010

3.   Number of Securities Purchased:  3,023

4.   Dollar Amount of Purchase:  $42,322

5.   Price Per Unit:  $14.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      from whom purchased: UBS

7. Other Members of the Underwriting Syndicate: Morgan Stanley & co. Inc, UBS Securities, Simmons & company International, J.P. Morgan Securities Inc., Tudor, Pickering, Hold & Co. Securities, Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp., Canaccord Genuity, Inc., Johnson Rice & Company LLC, Morgan Keegan & company, Inc. Raymond James & Associates, Inc., RBC Capital Markets Corporation, Scotia Capital (USA) Inc.


The Target Portfolio Trust
For the semi-annual period ended 6/30/10
File number 811-07064


					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Target Portfolio Trust - Target Moderate
Allocation Fund (Eagle sleeve),

1.   Name of Issuer:  Oasis Petroleum

2.   Date of Purchase:  June 16, 2010

3.   Number of Securities Purchased:  3,262

4.   Dollar Amount of Purchase:  $45,668

5.   Price Per Unit:  $14.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      from whom purchased: UBS

7. Other Members of the Underwriting Syndicate: Morgan Stanley & co. Inc, UBS Securities, Simmons & company International, J.P. Morgan Securities Inc., Tudor, Pickering, Hold & Co. Securities, Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp., Canaccord Genuity, Inc., Johnson Rice & Company LLC, Morgan Keegan & company, Inc. Raymond James & Associates, Inc., RBC Capital Markets Corporation, Scotia Capital (USA) Inc.



The Target Portfolio Trust
For the semi-annual period ended 6/30/10
File number 811-07064


					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Target Portfolio Trust - Target Small Cap
Growth Portfolio (Eagle sleeve),

1.   Name of Issuer:  Oasis Petroleum

2.   Date of Purchase:  June 16, 2010

3.   Number of Securities Purchased:  31,060

4.   Dollar Amount of Purchase:  $372,722

5.   Price Per Unit:  $14.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      from whom purchased: UBS

7. Other Members of the Underwriting Syndicate: Morgan Stanley & co. Inc, UBS Securities, Simmons & company International, J.P. Morgan Securities Inc., Tudor, Pickering, Hold & Co. Securities, Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp., Canaccord Genuity, Inc., Johnson Rice & Company LLC, Morgan Keegan & company, Inc. Raymond James & Associates, Inc., RBC Capital Markets Corporation, Scotia Capital (USA) Inc.